================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                January 1, 2003


                         NORTH PITTSBURGH SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


      Pennsylvania                      0-13716                   25-1485389
(State or other jurisdiction         Commission File              IRS Employer
      of incorporation)                 Number             Identification Number


         4008 Gibsonia Road
      Gibsonia, PA  15044-9311                                    15044-9311
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (724) 443-9600


                                       N/A
         (Former name or former address, if changed since last report.)

================================================================================

Item 5.      Other Events

         The Board of Directors of North Pittsburgh Systems, Inc. (the Registrant) acted at its December 2002 regular meeting to expand the Board to eight members and elected Frederick J. Crowley to fill the new position, effective January 1, 2003. Mr. Crowley, a Certified Public Accountant, has more than 30 years of financial experience and has prepared and audited financial statements applying generally accepted accounting principles that present issues comparable to the issues raised by the Registrant's financial statements. Additionally, Mr. Crowley has experience with internal controls and an understanding of audit committee functions. Given his qualifications, Mr. Crowley will also assume the Chairmanship of the Registrant's Audit Committee.

         Most recently, Mr. Crowley was employed (1998-2001) as the Chief Financial Officer at Lutheran Affiliated Services, a not-for-profit company that manages long-term elderly care facilities. Prior thereto, Mr. Crowley was with KPMG LLP, a public accounting and tax firm, for 29 years. While at KPMG LLP, Mr. Crowley held various positions with responsibilities in auditing and financial reporting, including 21 years of service as an audit partner during which he was in charge of several of the annual audits of the Registrant's financials. Mr. Crowley holds a Bachelors Degree in Economics from Yale University and has an MBA in Accounting from the Wharton School of the University of Pennsylvania.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                North Pittsburgh Systems, Inc.
                                             -----------------------------------
                                                        (Registrant)




Date        1/8/03                              /s/ H. R. Brown
     ----------------------                  -----------------------------------
                                             H. R. Brown, President

                                      2